Exhibit 99.1

                                  Jeffrey Klein
                            2600 North Military Trail
                                    Suite 270
                              Boca Raton, FL 33431


April 29, 2005

Eric Brown, president
Explorations Group, Inc.
1369 Madison Ave.
Suite 432
New York, New York  10128

Dear Eric;

As an outside director, not familiar with the operations of the Parking Pro garages, I tried to provide whatever guidance I could. Your ideas to acquire other non-affiliated facilities certainly would have helped the Company and enhance shareholder value. Yet, when these attempts failed, no effort was made (to my knowledge) to bring in any of the affiliated parking facilities which was contemplated when Parking Pro entered into its agreement with Explorations.

I do not believe that I have received adequate answers to questions on certain corporate matters.

Based on the foregoing, I must tender my resignation effective immediately.

Wishing you and the company all the best. I remain available to assist the company but not as a director.

Sincerely,

/s/ Jeffrey G. Klein

Jeffrey G. Klein